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                                                                    Exhibit 23.3



             [LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC.]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------

     As Petroleum Engineers, we hereby consent to the inclusion of the information included or incorporated by reference in this Form S-4 Registration Statement with respect to the oil and gas reserves of Vintage Petroleum, Inc., for the United States, Argentina, and Ecuador, the future net revenue from such reserves, and the present value thereof, which information has been included or incorporated by reference in this Form S-4 Registration Statement in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form S-4 Registration Statement.

                              NETHERLAND, SEWELL & ASSOCIATES, INC.


                              By:    /s/ Frederic D. Sewell
                                 ----------------------------
                                 Frederic D. Sewell
                                 President


Dallas, Texas
April 9, 1999